UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2014

LILIS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 Grant Street, Suite #720
Denver, CO	80203
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On July 1, 2014, Lilis Energy, Inc. (the “Company”) issued a press release providing an operations update. A copy of that press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

The above information (including Exhibit 99.1) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01    Other Events.

As previously disclosed in its Current Report on Form 8-K dated June 4, 2014 (the “Previous 8-K”), the Company has entered into a Settlement Agreement (the “Settlement Agreement”) with Hexagon, LLC (“Hexagon”), its primary lender, which provides for the settlement of approximately $18.8 million outstanding under the Company’s three loan agreements with Hexagon. In connection with the execution of the Settlement Agreement, the Company made an initial cash payment of $5.0 million, to be applied against amounts payable under the loan agreements. The Company continues to work toward making the second $5.0 million payment contemplated by the Settlement Agreement, although that payment has not yet been made.

The foregoing description of the Settlement Agreement is not complete and is qualified in its entirety by reference to the terms of the Settlement Agreement, a copy of which is attached as Exhibit 10.3 to the Previous 8-K.

Item 9.01    Financial Statements and Exhibits.

                 (d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Lilis Energy, Inc. dated July 1, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2014	LILIS ENERGY, INC.

	By:	/s/ Eric Ulwelling
Acting Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Lilis Energy, Inc. dated July 1, 2014

* Furnished herewith.

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